CHIQUITA BRANDS INTERNATIONAL, INC.

ISSUER

LASALLE BANK NATIONAL ASSOCIATION

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 12, 2008

To

INDENTURE

Dated as of February 1, 2008

4.25% CONVERTIBLE SENIOR NOTES DUE 2016

CHIQUITA BRANDS INTERNATIONAL, INC.

Certain Sections of this Indenture relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Supplemental Indenture Section
§ 310(a)(1)	Not Applicable
(a)(2)	Not Applicable
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	Not Applicable
Not Applicable
§ 311(a)	Not Applicable
(b)	Not Applicable
§ 312(a)	901
902(a)
(b)	902(b)
(c)	902(c)
§ 313(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
§ 314(a)	1006
(b)	Not Applicable
(c)(1)	Not Applicable
(c)(2)	Not Applicable
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	Not Applicable
§ 315(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
(e)	515
§ 316(a)(1)(A)	506
(a)(1)(B)	504
(a)(2)	Not Applicable
(b)	503
(c)	Not Applicable
§ 317(a)(1)	507
(a)(2)	508
(b)	1005
§ 318(a)	Not Applicable
______________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

ii

ARTICLE 10 COVENANTS
SECTION 1001	Payment of Principal and Interest.	44
SECTION 1002	Maintenance of Offices or Agencies.	45
SECTION 1003	Existence.	45
SECTION 1004	Annual Statement by Officers.	45
SECTION 1005	Money for Note Payments to Be Held in Trust.	46
SECTION 1006	Reports by Company.	47
ARTICLE 11
REDEMPTION AND REPURCHASE OF NOTES
SECTION 1101	Right to Redeem; Notice to Trustee.	47
SECTION 1102	Selection of Notes to Be Redeemed.	48
SECTION 1103	Notice of Redemption.	48
SECTION 1104	Effect of Notice of Redemption.	49
SECTION 1105	Deposit of Redemption Price.	49
SECTION 1106	Notes Redeemed in Part.	50
SECTION 1107	No Redemption of Notes Upon Occurrence of Acceleration.	50
SECTION 1108	Right to Require Repurchase Upon a Fundamental Change.	50
ARTICLE 12
CONVERSION OF NOTES
SECTION 1201	Conversion Privilege and Conversion Rate.	54
SECTION 1202	Exercise of Conversion Privilege.	58
SECTION 1203	Fractions of Shares.	62
SECTION 1204	Adjustment of Conversion Rate.	63
SECTION 1205	Notice of Adjustments of Conversion Rate.	71
SECTION 1206	Company to Reserve Common Stock.	71
SECTION 1207	Taxes on Conversions.	71
SECTION 1208	Certain Covenants.	72
SECTION 1209	Cancellation of Converted Notes.	72
SECTION 1210	Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.	72
SECTION 1211	Company Responsible for Making Calculations.	74
SECTION 1212	Responsibility of Trustee for Conversion Provisions.	74

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of February 12, 2008 (this “Supplemental Indenture,” together with the Base Indenture (as defined below), the “Indenture”), between CHIQUITA BRANDS INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of New Jersey (herein called the “Company”), and LASALLE BANK NATIONAL ASSOCIATION, as Trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 2008 (the “Base Indenture”).

The Company desires and has requested the Trustee pursuant to Section 901 of the Base Indenture to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Company’s 4.25% Convertible Senior Notes due 2016 (herein called the “Notes”).

Section 901 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Securities (as defined in the Base Indenture) of any series as permitted by Sections 201 and 301 of the Base Indenture.

The execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution of the Company, and all things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company have been done. Further, all things necessary to duly authorize the issuance of the Common Stock issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101 Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Trust Indenture Act or the Base Indenture;

(b) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(d) all other terms used in this Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Notes” means an unlimited amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 304, as part of the same series as the Initial Notes.

“Additional Shares” has the meaning specified in Section 1201(e).

“Adjustment Determination Date” has the meaning specified in Section 1204(i).

“Adjustment Event” has the meaning specified in Section 1204(i).

“Agent Member” means any member of, or participant in, the Depositary.

“American Depositary Receipt” means a negotiable United States security that represents a non-United States company’s publicly traded equity.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Base Indenture” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with this Supplemental Indenture, substantially in the form of Section 202 hereof, except that such Note will not bear the Global Note Legend

“Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 1210, shares issuable upon conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consideration Notice” has the meaning specified in Section 1202(b).

“Continuing Directors” means (a) individuals who on the Issue Date constituted the Board of Directors and (b) any new directors whose election to the Board of Directors or whose nomination for election by the stockholders of the Company was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof), either who were directors on the Issue Date or whose election or nomination for election was previously so approved.

“Conversion Agent” means any Person authorized by the Company to convert Notes in accordance with Article 12. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 1002.

“Conversion Consideration” has the meaning specified in Section 1202(c).

“Conversion Date” has the meaning specified in Section 1202(d).

“Conversion Price” means at any given time the amount equal to $1,000 divided by the then current Conversion Rate.

“Conversion Rate” has the meaning specified in Section 1201(a).

“corporation” means a corporation, company, association, joint-stock company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Cash Amount” has the meaning specified in the definition of Daily Settlement Amount.

“Daily Conversion Value” means, for each of the 30 consecutive VWAP Trading Days during the applicable Observation Period, one-thirtieth (1/30) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 1210) on such VWAP Trading Day, as determined by the Company. Any such determination shall be conclusive absent manifest error.

“Daily Settlement Amount” means, for each of the 30 VWAP Trading Days during the Observation Period,

(a) an amount of cash equal to the lesser of (i) the quotient of the Specified Dollar Amount and 30 and (ii) the Daily Conversion Value relating to such VWAP Trading Day (in either case, the “Daily Cash Amount”); and

(b) if such Daily Conversion Value exceeds the Daily Cash Amount, a number of shares (the “Deliverable Shares”) of Common Stock equal to (i) the difference between such Daily Conversion Value and the Daily Cash Amount divided by (ii) the Daily VWAP of the Common Stock for such VWAP Trading Day.

“Daily VWAP” of the Common Stock means, for each of the 30 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page CQB.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for Common Stock to the scheduled close of trading on such market on such VWAP Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 501.

“Defaulted Interest” has the meaning specified in Section 308.

“Deliverable Shares” has the meaning specified in the definition of Daily Settlement Amount.

“Delivery Date” has the meaning specified in Section 1204(l).

“Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by Section 305.

“Distributed Property” as the meaning specified in Section 1204(c).

“DTC” means The Depository Trust Company, a New York corporation, or any successor.

“Effective Date” means the date on which a Fundamental Change occurs or becomes effective.

“Event of Default” has the meaning specified in Section 501.

“Ex-Date” means, with respect to any distribution on the Common Stock, the first date on which the shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exchange Election” has the meaning specified in Section 1202(c).

“Extension Fee” has the meaning specified in Section 502.

“Extension Right” has the meaning specified in Section 502.

“Financial Institution” has the meaning specified in Section 1202(c).

“Fundamental Change” will be deemed to have occurred at the time after the Issue Date that any of the following occurs:

(1) any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of the Company’s Subsidiaries (for purposes of this clause (1), whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); or

(2) the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(a) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; or

(b) pursuant to which the holders of Common Stock immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

(c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(3) at any time the Continuing Directors do not constitute a majority of the Company’s Board of Directors (or, if applicable, a successor Person to the Company); or

(4) the Company is liquidated or dissolved or holders of Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(5) if shares of the Common Stock, or shares of any other Capital Stock or American Depository Receipts in respect of shares of Capital Stock into which the Notes are convertible pursuant to the terms of this Supplemental Indenture, are not listed for trading on any U.S. national securities exchange.

“Fundamental Change Repurchase Date” has the meaning specified in Section 1108(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 1108(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 1108(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 1108(b).

“Global Note” means a Note bearing the Global Note Legend that is registered in the Securities Register in the name of a Depositary or a nominee thereof.

“Global Note Legend” means the legend set forth in Section 202, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Holder” means the Person in whose name the Note is registered in the Securities Register.

“Indenture” has the meaning specified in the first paragraph of this instrument.

“Initial Notes” means the first $200,000,000 aggregate Principal Amount of the Notes issued under this Supplemental Indenture on the date hereof. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Interest” has the meaning specified in Section 302.

“Interest Payment Date” means February 15 and August 15 of each year, beginning on August 15, 2008 and ending on August 15, 2016.

“Interest Period” has the meaning specified in Section 302.

“Issue Date” means February 12, 2008.

“Last Reported Sale Price” means, with respect to the Common Stock, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded, as determined by the Company. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices per share of Common Stock in the over-the-counter market on the relevant date, as reported by Pink Sheets LLC or similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Underwriters, selected by the Company for that purpose. Any such determination shall be conclusive absent manifest error. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clauses (1), (2) or (4) under the definition of Fundamental Change.

“Make-Whole Reference Date” means with respect to any Make-Whole Fundamental Change, the earliest of the date on which such Make-Whole Fundamental Change occurs or becomes effective.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity,” when used with respect to any Notes, means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether on the Maturity Date or by declaration of acceleration, exercise of the repurchase right set forth in Article 11 or otherwise.

“Maturity Date” means August 15, 2016.

“Measurement Period” has the meaning specified in Section 1201(a)(i).

“Merger Event” has the meaning specified in Section 1210.

“Net Share Settlement Election” has the meaning specified in Section 1202(b).

“Notes” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.” Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notice of Conversion” has the meaning specified in Section 1202(d).

“Observation Period” means, with respect to any Notes,

(a) with respect to any Conversion Date occurring on or after the 35th Scheduled Trading Day prior to the Maturity Date of the Notes, the 30 consecutive VWAP Trading Day period beginning on, and including, the 32nd Scheduled Trading Day prior to the Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and

(b) in all other instances, the 30 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the related Conversion Date in respect of such Notes.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Supplemental Indenture, except:

(i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes in accordance with the terms of this Supplemental Indenture;

(iii) Notes which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Supplemental Indenture;

(iv) Notes converted into Common Stock pursuant to Article 12; and

(v) Notes redeemed or repurchased pursuant to Article 11;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers’ Certificate to such effect.

“Paying Agent” means any Person authorized by the Company to pay the principal of or Interest on any Notes on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 1002.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

“Place of Payment” has the meaning specified in Section 301(d).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Press Release” means any press release issued by the Company and disseminated to a reputable national newswire service.

“Principal Amount” means (a) with respect to the Initial Notes, the principal amount of the Initial Notes as of the Issue Date and (b) with respect to Additional Notes, if any, the principal amount of such Additional Notes on their date of issuance.

“Record Date” means any Regular Record Date or Special Record Date.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” has the meaning specified in Section 1101.

“Reference Property” has the meaning specified in Section 1210.

“Registrar” means the Trustee, for the purpose of registering Notes and transfers of Notes.

“Regular Record Date” for Interest payable in respect of any Note on any Interest Payment Date means 5:00 p.m. New York time on February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

“Specified Dollar Amount” means a dollar amount of cash to be delivered per $1,000 Principal Amount of Notes, which shall be deemed to be $1,000 if the Company has made an irrevocable Net Share Settlement Election, specified in a notice pursuant to Section 1202.

“Spin-Off” has the meaning specified in Section 1204(c).

“Stock Price” means the price per share of Common Stock at the time of a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 1201(e), which shall be equal to (i) if holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the last reported sales prices of the Common Stock over the 10 Trading Day period ending on the Trading Day preceding the Make-Whole Reference Date for such Make-Whole Fundamental Change.

“Supplemental Indenture” has the meaning specified in the first paragraph of this instrument.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trading Price” with respect to any Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million in Principal Amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include any or all of the Underwriters; provided that if three such bids cannot reasonably be provided (in the reasonable judgment of the Company) to the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid is obtained, that one bid shall be used. If at least one bid for $2.0 million in Principal Amount of the Notes cannot reasonably be obtained, then the trading price per $1,000 in principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Any such determination shall be conclusive absent manifest error.

“Trading Price Condition” has the meaning specified in Section 1201(a)(i).

“Trigger Event” has the meaning specified in Section 1204(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Underwriters” means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Morgan Joseph & Co. Inc., Rabo Securities USA, Inc. and Wells Fargo Securities, LLC.

“Underwriting Agreement” means the Underwriting Agreement, dated as of February 6, 2008, between the Company and the Underwriters, as such agreement may be amended from time to time.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the Common Stock for an

aggregate one half-hour period of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits permitted by the stock exchange or otherwise, in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then VWAP Trading Day means a Business Day.

SECTION 102 [Reserved.]

SECTION 103 [Reserved.]

SECTION 104 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 105 [Reserved.]

SECTION 106 [Reserved.].

SECTION 107 [Reserved.]

SECTION 108 Conflict With Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 109 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110 Separability Clause.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111 Benefits of Indenture.

Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 112 Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date of any Note or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of this Supplemental Indenture or of the Notes) payment of Interest or principal or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Fundamental Change Repurchase Date, or at the Maturity Date, or on such last day for conversion, provided that no Interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date, as the case may be. Notwithstanding the foregoing, the right to convert a Note shall cease at the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.

SECTION 114 [Reserved.]

SECTION 115 Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. In the case of any conflict between the provisions of the Notes and this Supplemental Indenture, the provisions of the Supplemental Indenture shall control.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (1) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company, (3) the due execution hereof by the Company or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

ARTICLE 2

NOTE FORMS

The provisions of this Article 2 shall replace the provisions of Article II of the Base Indenture in their entirety for purposes of the Notes.

SECTION 201 Form Generally.

The Notes shall be in substantially the form set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code, and regulations thereunder, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Company shall furnish any such legends and endorsements to the Trustee in writing. All Notes shall be in fully registered form.

Notices of Conversion shall be in substantially the form set forth in Section 203.

The Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Notes may be listed) on which the Notes may be listed for trading, as the case may be, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

SECTION 202 Form of Note.

[FORM OF FACE OF NOTE]

The following legend shall appear on the face of each Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN

SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CHIQUITA BRANDS INTERNATIONAL, INC.

4.25% Convertible Senior Notes due 2016

No.	U.S.$200,000,000

CUSIP No. 170032 AT3

CHIQUITA BRANDS INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of New Jersey (herein called the “Company,” which term includes any successor Person under the Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION United States Dollars (U.S. $200,000,000 ) (which principal amount may from time to time be decreased to such other principal amounts by adjustments made on the records of the Registrar hereinafter referred to in accordance with the Supplemental Indenture) on August 15, 2016 (the “Maturity Date”), and to pay interest thereon, from February 12, 2008, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year (each, an “Interest Payment Date”), commencing August 15, 2008 at the rate of 4.25% per annum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Supplemental Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee pursuant to Section 308 of the Supplemental Indenture, notice whereof shall be given to Holders not less than 10 calendar days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may then be listed for trading, and upon such notice as may be required by such exchange, all as more fully provided in the Supplemental Indenture. Payments of principal shall be made upon the surrender of this Note by the Holder thereof at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate. All amounts due in cash with respect to the Notes shall be paid (A) in the case this Note is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Note is held, other than in global form, by a Holder in an aggregate principal amount of $5.0 million or less, by check mailed to such Holders; and (C) in the case this Note is held, other than in global form, by a Holder in an aggregate principal amount of more than $5.0 million, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant record date (in the case of an installment of interest due on an Interest Payment Date) or 15 calendar days prior to such other date on which such amounts are due, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Except as specifically provided herein and in the Supplemental Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Supplemental Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CHIQUITA BRANDS INTERNATIONAL, INC.
By:
Name:
Title:

Attest:
By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Supplemental Indenture.

Dated: February 12, 2008

LASALLE BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

CHIQUITA BRANDS INTERNATIONAL, INC.

4.25% Convertible Senior Notes due 2016

This Note is one of a duly authorized issue of Notes of the Company designated as its “4.25% Convertible Senior Notes due 2016”(herein called the “Notes”) issued and to be issued under the Indenture (the “Base Indenture”), dated as of February 1, 2008, between the Company and LaSalle Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture (as defined below)), as supplemented and modified by the First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of February 12, 2008, between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Supplemental Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate Principal Amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder hereof and the satisfaction of any requirements therefor set forth in the Supplemental Indenture shall issue the new Notes in the requested denominations. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Supplemental Indenture.

No sinking fund is provided for in the Notes.

In any case where any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date of any Note or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of the Supplemental Indenture or of the Notes) payment of Interest or Principal Amount or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Fundamental Change Repurchase Date, or at the Maturity Date, or on such last day for conversion, provided that no Interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date, as the case may be.

The Supplemental Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in Principal Amount of the Notes at the time outstanding, evidenced as in the Supplemental Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Supplemental Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 802 of the

Supplemental Indenture, without the consent of each Holder of an outstanding Note affected thereby. It is also provided in the Supplemental Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in Principal Amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Supplemental Indenture and its consequences except as provided in the Supplemental Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Supplemental Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Supplemental Indenture and no provision of this Note or of the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount of, and accrued and unpaid Interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.

Subject to the provisions of the Supplemental Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in Principal Amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date, at a price equal to 100% of the Principal Amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid Interest to, but excluding the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 10th calendar day following such occurrence.

The Holder hereof has the right, at its option, (i) upon the occurrence of certain conditions specified in the Supplemental Indenture, at any time prior to the close of business on the Scheduled Trading Day immediately preceding May 15, 2016, or (ii) on or after May 15, 2016, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 in Principal Amount or an integral multiple thereof, into shares of Common Stock (or cash or combination of cash and shares of Common Stock, at the election of the Company, as set forth in Section 1202 of the Supplemental Indenture) or Reference Property, in each case at the Conversion Rate specified in the Supplemental Indenture, as adjusted from time to time as provided in the Supplemental Indenture, upon satisfaction of certain requirements set forth in the Supplemental Indenture, including, if applicable, the surrender of this Note, together with a Notice of Conversion, a form of which is contained under Section 203 of the Supplemental Indenture, as provided in the Supplemental Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 44.5524 shares of Common Stock for each $1,000 in Principal Amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Supplemental Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Notes except as provided in the Supplemental Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate Principal Amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Supplemental Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the Principal Amount of, or accrued and unpaid Interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Supplemental Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Supplemental Indenture are used herein as therein defined.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. In the case of any conflict between the provisions of this Note and the Supplemental Indenture, the provisions of the Supplemental Indenture shall control.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

FORM OF FUNDAMENTAL

CHANGE REPURCHASE NOTICE

To: Chiquita Brands International, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Chiquita Brands International, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or _________________ an amount in cash equal to 100% of the Principal Amount, or the portion thereof (which is $1,000 in Principal Amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, except as provided in the Supplemental Indenture.

Dated:

Signatures(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Certificate number(s), if applicable, of Note(s) tendered for repurchase: __________

Principal amount to be repurchased (at least U.S. $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than U.S. $1,000 Principal Amount):

By:
Authorized Signatory

SECTION 203 Form of Notice of Conversion.

NOTICE OF CONVERSION

The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the Principal Amount hereof (which is U.S. $1,000 Principal Amount or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such Principal Amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock or Reference Property in accordance with the terms of the Supplemental Indenture referred to in this Note, and directs that the consideration due upon such conversion (including a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof), be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned shall pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: __________
Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

[Signature Guaranteed]

If only a portion of the Notes is to be converted, please indicate:

1. Principal Amount to be converted: U.S. $__________

2. Principal Amount and denomination of Notes representing unconverted Principal Amount to be issued __________

Amount: U.S. $ __________ Denominations: U.S. $ __________

(U.S. $1,000 Principal Amount or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 Principal Amount or any integral multiple of U.S. $1,000 in excess thereof).

SECTION 204 Form of Assignment.

ASSIGNMENT

For value received, __________ hereby sell(s), assign(s) and transfer(s) unto __________ (Please insert Social Security or other identifying number of assignee) the within note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

ARTICLE 3

THE NOTES

SECTION 301 Title And Terms.

(a) The Notes shall be known and designated as the “4.25% Convertible Senior Notes due 2016” of the Company. Their Maturity Date shall be August 15, 2016 and they shall bear Interest on the Principal Amount in accordance with Section 302.

(b) The Company shall pay Interest on overdue Principal Amount at the rate borne by the Notes, and it shall pay Interest on overdue installments of Interest at the same rate, in each case to the extent lawful.

(c) The Notes shall be subject to repurchase by the Company at the option of the Holders as provided in Section 1108 hereof.

(d) The Principal Amount of and Interest on the Notes shall be payable as provided in the form of Note set forth in Section 202. The Fundamental Change Repurchase Price, as applicable, shall be payable at such place as is identified in the Fundamental Change Repurchase Right Notice, as applicable, given pursuant to Section 1108 (such city in which the identified Paying Agent is located being herein called a “Place of Payment”).

(e) The Notes shall be general unsecured obligations of the Company and shall rank pari passu with all of the Company’s other unsecured unsubordinated obligations.

(f) The Notes may be redeemed at the option of the Company prior to Maturity pursuant to Section 1101 hereof.

(g) The Notes shall be convertible as provided in Article 12 of this Supplemental Indenture.

(h) Articles 12 and 13 of the Base Indenture shall not be applicable to the Notes.

SECTION 302 Interest.

Subject to the last paragraph of Section 308, Interest will accrue on the Notes at the rate of 4.25% per year (“Interest”) during any six-month period from and including February 15th to and including August 14th or from and including August 15th to and including February 14th (each, an “Interest Period”), commencing February 12, 2008. Interest will be payable semi-annually in arrears on each Interest Payment Date (subject to Section 113) to the Holder of record at the close of business on the Regular Record Date preceding such Interest Payment Date.

SECTION 303 Denominations.

The Notes shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 of Principal Amount and integral multiples of U.S. $1,000 in excess thereof.

SECTION 304 Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Supplemental Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 305 Global Notes; Non-Global Notes; Book-entry Provisions.

(a) Global Notes

(i) Each Global Note issued and authenticated under this Supplemental Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. The Company hereby appoints DTC as the initial Depositary.

(ii) Except for exchanges of Global Notes for definitive, non-Global Notes at the sole discretion of the Company, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such

Global Note, or (ii) has ceased to be a clearing agency registered as such under the Exchange Act, has ceased to be a “clearing corporation” within the meaning of the Uniform Commercial Code, or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the maturity of the Notes shall have been accelerated in accordance with Section 502 and any Holder shall have given written notice to the Company requesting the issuance of definitive Notes. In such event set forth in clause (A) above, if a successor Depositary for such Global Note is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of a Company Order directing the authentication and delivery of Notes, shall authenticate and deliver, Notes, in any authorized denominations in an aggregate principal amount equal to the Principal Amount of such Global Note in exchange for such Global Note.

(iii) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article 3. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, in each case as provided in this Article 3, then either (A) such Global Note shall be so surrendered for exchange or cancellation, as provided in this Article 3, or (B) the Principal Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, upon receipt of a Company Order, subject to this Article 3, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose names the Notes are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 3 if such order, direction or request is given or made in accordance with the Applicable Procedures.

(iv) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article 3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Note, unless such Note is to be registered in accordance with this Article 3 in the name of a Person other than the Depositary for such Global Note or a nominee thereof, in which case such Note shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(v) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Supplemental Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note shall not be considered the owners or holders thereof.

(b) Non-Global Notes. Notes issued pursuant to Section 305(a)(ii) shall be in definitive, fully registered form, without interest coupons.

SECTION 306 Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 308) Interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

SECTION 307 Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 307, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 307 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Supplemental Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 307 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 308 Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special

Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Securities Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 308, each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note, as provided for in this Indenture and the Notes.

SECTION 309 Cancellation.

All Notes surrendered for payment, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309, except as expressly permitted by this Supplemental Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310 Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 4

DISCHARGE

SECTION 401 Discharge of Liability on Notes.

When (1) the Company shall deliver to the Registrar for cancellation all Notes then Outstanding not theretofore delivered to the Registrar for cancellation or (2) all the Notes then Outstanding not theretofore delivered to the Registrar for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock (or, at the election of the Company, cash or a combination of cash and shares of Common Stock) sufficient to pay all amounts owing in respect of all such Notes or (b) become due and payable on the Maturity Date, Redemption Date, Fundamental Change Repurchase Date or otherwise, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all such Notes, including the Principal Amount and Interest accrued and unpaid to the Maturity Date, Redemption Date, Fundamental Change Repurchase Date or other such date, and if in either case of clauses (1) or (2) above, no Event of Default set forth in Section 501(i) or (j) hereof or event (including resulting from such deposit) that, with lapse of time or notice or both, would become an Event of Default set forth in Section 501(i) or (j) hereof with respect to the Notes shall have occurred and be continuing, and the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including Interest with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Supplemental Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 403 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Supplemental Indenture with respect to the Notes; provided, however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Notes.

SECTION 402 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Supplemental Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of the Principal Amount of or Interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 403 Officers’ Certificate; Opinion of Counsel.

Upon any application or demand by the Company to the Trustee to take any action under Section 401, the Company shall furnish to the Trustee an Officers’ Certificate and

Opinion of Counsel stating that all conditions precedent, if any, provided for in this Supplemental Indenture relating to the proposed action have been complied with; provided, however, that an Officer’s Certificate and Opinion of Counsel shall not be required for any application or demand by the Company to the Trustee under Section 401 to authenticate a Note.

ARTICLE 5

REMEDIES

The provisions of this Article 5 shall replace the provisions of Article V of the Base Indenture in their entirety for purposes of the Notes.

SECTION 501 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body unless otherwise provided below):

(a) default in any payment of Interest on any Note when due and payable and the default continues for a period of 30 calendar days; or

(b) default in the payment of Principal Amount of any Note when due and payable at stated maturity, upon required repurchase, upon redemption, upon acceleration or otherwise; or

(c) failure by the Company to comply with its obligation to convert the Notes into cash and, if applicable, shares of Common Stock or a combination thereof, as applicable, upon exercise of a Holder’s conversion right and that such failure continues for 5 days; or

(d) failure by the Company to comply with its obligations under Section 801 of the Base Indenture; or

(e) failure by the Company to comply with its notice requirements under Section 1108(b) or Section 1201(b) when due; or

(f) failure by the Company for 60 calendar days after written notice from the Trustee or the Holders of at least 25% Principal Amount of the Outstanding Notes has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture; or

(g) default shall have occurred under any agreements, indentures or instruments under which the Company or any Significant Subsidiary then has outstanding indebtedness in excess of $30 million in the aggregate and, if not already matured in accordance with its terms, such indebtedness shall have been accelerated, provided that if, prior to the entry of judgment in favor of the trustee, such default under such indenture or instrument shall be remedied or cured by the Company or such Significant Subsidiary, or waived by the applicable percentage of holders of such indebtedness, then the Event of Default under the Indenture shall be deemed likewise to have been remedied, cured or waived; and provided further that if such default results from an action of the United States government or a foreign government which prevents the Company or its Significant Subsidiary from performing their obligations under such agreement, indenture or instrument, the occurrence of such default will not be an Event of Default under the Indenture; or

(h) one or more judgments, orders or decrees for the payment of money in excess of $30.0 million, either individually or in the aggregate, shall be entered against the Company or any of its Significant Subsidiaries and shall not be discharged, paid, stayed, subject to a negotiated settlement or subject to insurance, there shall have been a period of 60 calendar days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect; or

(i) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days.

(k) For the avoidance of doubt, Section 501 of the Base Indenture shall not be applicable to the Notes.

SECTION 502 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(i) or Section 501(j) with respect to the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Notes may declare the Principal Amount and accrued and unpaid Interest, if any, of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration of acceleration, all principal and all accrued and unpaid Interest on the Notes shall become immediately due and payable. If an Event of Default specified in Section 501(i) or Section 501(j) with respect to the Company occurs, the aggregate principal of, and accrued and unpaid Interest, if any, on, all of the Notes shall become due and payable immediately without any declaration or other Act of the Holders or any act on the part of the Trustee.

Notwithstanding the foregoing, at the election of the Company, the sole remedy of Holders for an Event of Default specified in Section 501(f) relating to the failure by the Company to comply with its obligations under Section 1006 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 120 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes (the “Extension Fee”). If the Company so elects, the Extension Fee shall be payable on all Outstanding Notes on or before the date on which such Event of Default first occurs. If the Company elects to pay the Extension Fee as the sole remedy for an Event of Default specified in Section 501(f) relating to the failure by the Company to comply with its obligations under Section 1006 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company (i) shall notify, in the manner provided for in Section 106 of the Base Indenture, the Holders and the Trustee and Paying Agent of such election prior to the first Business Day following the date on which such Event of Default first occurs and (ii) pay the Extension Fee, on or before the close of business on the date on which such Event of Default first occurs, on all Notes then Outstanding. Upon the Company’s failure to give such notice or to pay the Extension Fee when due, the Notes shall be subject to acceleration as provided in the first paragraph of this Section 502. On and after the 121st calendar day after such Event of Default occurs, if such Event of Default is not cured or waived prior to such 121st calendar day, the Notes shall be subject to acceleration as provided in the first paragraph of this Section 502. If an Extension Fee is payable under this Section 502, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Extension Fee that is payable and (ii) the date on which such Extension Fee is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable. If the Extension Fee has been paid by the Company directly to the Holders, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Notwithstanding the foregoing paragraph, if an Event of Default (as defined therein) occurs under any series of the Company’s debt securities (other than the Notes) issued subsequent to the Issue Date resulting from the Company’s failure to comply with obligations similar to those contained in Section 1006 or the requirements of Section 314(a)(1) of the Trust Indenture Act, and such Event of Default is not subject to extension on terms similar to those set forth in the foregoing paragraph, then the Extension Right shall no longer apply and the Notes shall be subject to acceleration as provided in the first paragraph of this Section 502.

This Section 502, however, is subject to the conditions that if, at any time after the Principal Amount of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid Interest upon all Notes and the Principal Amount of any and all Notes that shall have become due otherwise than by acceleration (with Interest on installments of accrued and unpaid Interest (to the extent that payment of such Interest is enforceable under applicable law) and on such Principal Amount at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant Section 607 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Supplemental Indenture with respect to such Notes, other than the nonpayment of Principal Amount of and accrued and unpaid Interest on such Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 504, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

SECTION 503 Unconditional Right of Holders to Receive Principal and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the Principal Amount of and (subject to Section 308) Interest on such Note on the Maturity Date, and to convert such Note in accordance with Article 12, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 504 Waiver of Past Defaults and Rescission of Acceleration.

With the consent of the Holders of not less than a majority in the Principal Amount of the Notes, any past Default hereunder and its consequences may be waived on behalf of the Holders of all of the Notes, except a Default (A) in the payment of the Principal Amount of, any premium or Interest on any Note, or (B) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected by the proposed modification or amendment.

Upon the waiver of any such Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 505 Waiver of Stay, Usury or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 506 Control by Holders.

The Holders of a majority in aggregate Principal Amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any rule of law or with the Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) the Trustee may refuse to follow any direction that conflicts with law or the Indenture, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability, provided further that, prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 507 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any Interest on any Note when such Interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the Principal Amount of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for Principal Amount and Interest, and, to the extent that payment of such Interest shall be legally enforceable, Interest on any overdue Principal Amount and on any overdue Interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 508 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture.

No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 509 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 510 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or Interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607 of the Base Indenture; and

SECOND: To the payment of the amounts then due and unpaid for Principal Amount of and Interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for Principal Amount and Interest, respectively.

SECTION 511 Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 25% in Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(4) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction that is inconsistent with such written request has been given to the Trustee during such 60 calendar day period by the Holders of a majority in Principal Amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Supplemental Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 512 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 513 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 514 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 515 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section 515 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Note in accordance with Article 12.

ARTICLE 6

[RESERVED]

ARTICLE 7

[RESERVED]

ARTICLE 8

SUPPLEMENTAL INDENTURES

SECTION 801 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of a Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(a) to evidence the succession by another Person to the Company and the assumption by any such succession of the Company’s obligations under the Indenture in connection with any transaction complying with Article 8 of the Base Indenture; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of debt securities of the Company or to surrender any right or power herein conferred upon the Company; or

(c) to add to or change any of the provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered debt securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of the debt securities of any series or any related coupons in any material respect; or

(d) to add any additional Events of Default for the benefit of the holders of all or any series of debt securities (and if such additional Events of Default are to be for the benefit of less than all series of debt securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(e) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to such change which are entitled to the benefit of that provision;

(f) to secure the debt securities or to surrender any right or power conferred upon the Company under the Indenture; or

(g) to establish the form or terms of debt securities of any series; or

(h) to provide for uncertificated securities in addition to certificated securities; or

(i) to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements of Section 611 of the Base Indenture; or

(j) to (x) cure any ambiguity, manifest error or defect or (y) cure any omission or inconsistency; provided that, in the case of clause (y), the rights of the Holders are not adversely affected in any material respect; provided that any amendment to conform the terms of this Supplemental Indenture or the Notes to any description thereof in the Company’s Prospectus Supplement, dated February 6, 2008, or the accompanying prospectus, shall not be deemed to be adverse to any Holder; or

(k) to supplement any provisions of the Indenture necessary to defease and discharge the debt securities of any series, provided that such action does not adversely affect the interests of the holders of the debt securities of any other series; or

(l) to comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded; or

(m) to add, change or eliminate any provision of the Indenture in accordance with any amendments to the Trust Indenture Act, provided that the action does not affect the rights or interests of the holders of debt securities.

Upon a Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 903 of the Base Indenture, the Trustee shall (subject to the last sentence Section 903 of the Base Indenture) join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

The provisions of this Section 801 shall replace the provisions of Section 901 of the Base Indenture in their entirety for purposes of the Notes.

SECTION 802 Supplemental Indentures With Consent of Holders.

With the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture, including the Notes, by act of said holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of debt securities under the Indenture that are affected by such additions, changes, eliminations, modifications or amendments; provided, however, that no such supplemental indenture shall, without the consent of the holder of each debt security affected thereby:

(a) change the stated maturity of the principal of, or any installment of principal of or interest in, any debt security; or

(b) reduce the principal amount of or the rate of interest on or any premium payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal or original issue discount security or any other debt security which would be due and payable upon declaration of acceleration of the maturity of the security, or change the coin or currency in which any security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

(c) reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or

(d) make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security; or

(e) modify any of the provisions of this Section 802 that require each Holder’s consent or in the waiver provisions in Section 502 or Section 504, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

It shall not be necessary for the consent of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of securities of any other series.

The provisions of this Section 802 shall replace the provisions of Section 902 of the Base Indenture in their entirety for purposes of the Notes. This Section 802 shall be subject to Section 903 of the Base Indenture.

SECTION 803 Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 802, the Company shall promptly give notice in the manner provided in Section 106 of the Base Indenture briefly setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

SECTION 804 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 805 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act.

ARTICLE 9

HOLDERS LISTS AND BY TRUSTEE AND COMPANY

SECTION 901 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 calendar days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

SECTION 902 Preservation of Information.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 901 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may dispose of any list furnished to it as provided in Section 901 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Supplemental Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

ARTICLE 10

COVENANTS

The provisions of this Article 10 shall replace the provisions of Article X of the Base Indenture in their entirety for purposes of the Notes.

SECTION 1001 Payment of Principal and Interest.

The Company covenants and agrees that it shall duly and punctually pay the Principal Amount of and Interest on the Notes in accordance with the terms of the Notes and this Supplemental Indenture. The Company shall deposit or cause to be deposited with the Trustee or its nominee, no later than 1:00 p.m., New York City time, on the Maturity Date of the Notes or no later than 1:00 p.m., New York City time, on the due date for any installment of Interest, all payments so due, which payments shall be in immediately available funds on the date of such Maturity Date or due date, as the case may be.

SECTION 1002 Maintenance of Offices or Agencies.

The Company shall maintain in an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and Interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 1005, the Company shall maintain an office or agency where Notes may be presented or surrendered for payment and conversion, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 106 of the Base Indenture, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes.

Any rights or immunities of the Trustee under the Indenture shall apply to the Trustee when acting under any or all of the aforementioned capacities.

SECTION 1003 Existence.

Subject to Section 801 of the Base Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1004 Annual Statement by Officers.

The Company shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year, an Officers’ Certificate as to the signing officers’ knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Supplemental Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any grace period or requirement of notice provided under this Supplemental Indenture.

Any notice required to be given under this Section 1004 shall be delivered to the Trustee at its Corporate Trust Office.

SECTION 1005 Money for Note Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the Principal Amount of or Interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay all amounts payable to the Trustee under Section 607 of the Base Indenture and the Principal Amount or Interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the Principal Amount of or Interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1005, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or Interest on any Note and remaining unclaimed for two years after such Principal Amount or Interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a Press Release, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1006 Reports by Company.

(a) The Company shall file any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 15 calendar days after the same are required to be filed with the Commission. Documents filed by the Company with the Commission via the EDGAR system (or any successor thereto) will be deemed filed with the Trustee as of the time such documents are filed via EDGAR (or any successor thereto).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). Notwithstanding anything to the contrary in this Section 1006, the Company, to the extent permitted under the Trust Indenture Act, shall not be required to deliver to the Trustee or the Holders any material for which the Company has sought and received confidential treatment by the Commission.

ARTICLE 11

REDEMPTION AND REPURCHASE OF NOTES

The provisions of this Article 11 shall replace the provisions of Article XI of the Base Indenture in their entirety for purposes of the Notes.

SECTION 1101 Right to Redeem; Notice to Trustee.

At any time on or after February 19, 2014, during any calendar quarter, the Company may redeem any or all of the Notes, except for the Notes that the Company is required to repurchase pursuant to Section 1107, provided that the last reported sale price of Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the date of the redemption notice exceeds 130% of the Conversion Price in effect on the date of the redemption notice, in cash at the Redemption Price (as defined below).

The redemption price will equal 100% of the Principal Amount of the Notes being redeemed, plus accrued and unpaid Interest, if any, to, but not including, the Redemption Date (the “Redemption Price”). However, if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.

If the Company elects to redeem Notes pursuant to this Section 1101, it shall notify the Trustee at least 30 calendar days prior to the Redemption Date, as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the Principal Amount of Notes to be redeemed.

Notwithstanding the foregoing, the Company may not redeem any Notes if the Company has failed to pay any Interest due on the Notes and such failure to pay is continuing.

SECTION 1102 Selection of Notes to Be Redeemed.

If less than all of the outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed in Principal Amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the Trustee considers reasonable. If a portion of a Holder’s Notes is selected for redemption and such Holder converts a portion of its Notes, the converted portion will be deemed to be of the portion selected for redemption. Provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be taken from the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

SECTION 1103 Notice of Redemption.

Not more than 60 calendar days but not less than 30 calendar days prior to the Redemption Date, the Company shall give a Notice of Redemption to all record Holders at their addresses set forth in the Securities Register of the Registrar.

The notice shall identify the Notes to be redeemed and shall state:

(a) that the Holder has a right to convert the Notes called for Redemption, and the Conversion Rate then in effect;

(b) the Redemption Date;

(c) the Redemption Price;

(d) the name and address of each Paying Agent and Conversion Agent;

(e) that Notes called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(f) that Holders who wish to convert Notes must surrender such Notes for conversion no later than 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in Article 12 (which shall be specified in such notice);

(g) that, unless the Company defaults in making the payment of the Redemption Price, Interest on Notes called for redemption shall cease accruing on and after the Redemption Date and subject to the provisions of Section 1101 and Section 1104, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to a Paying Agent of the Notes; and

(h) if any Note is being redeemed in part, the portion of the Principal Amount of such Note to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Note, new Notes in aggregate Principal Amount equal to the unredeemed portion thereof will be issued.

If any of the Notes to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

SECTION 1104 Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are convertible in accordance with the terms of this Supplemental Indenture. Upon presentation and surrender to a Paying Agent, Notes called for redemption shall be paid in cash at the Redemption Price stated in the notice and from and after the Redemption Date such Notes shall cease to bear Interest and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price).

SECTION 1105 Deposit of Redemption Price.

Prior to 12:00 p.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Notes to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

If the Paying Agent holds on a Redemption Date cash sufficient to pay the Redemption Price payable on that date, then on and after such Redemption Date, such Notes (or portions thereof, as the case may be) shall cease to be outstanding, the Accreted Principal Amount shall cease to accrete and Interest (if any) on them shall cease to accrue; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

SECTION 1106 Notes Redeemed in Part.

Upon presentation and surrender of a Note that is redeemed in part, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder, without charge, new Notes of authorized denominations as requested by such Holder in aggregate Principal Amount equal to the unredeemed portion of the Note surrendered.

SECTION 1107 No Redemption of Notes Upon Occurrence of Acceleration.

Notwithstanding anything herein to the contrary, the Company will not redeem any Notes on any date if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

SECTION 1108 Right to Require Repurchase Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion of the Principal Amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the Principal Amount thereof, together with accrued and unpaid Interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.

However, notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Notes under clause (1) or (2) of the definition of Fundamental Change (and the Company shall not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto) if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a merger or consolidation or such other transaction otherwise constituting a Fundamental Change described in clause (1) or (2) of the definition thereof consists of shares of Common Stock, depositary receipts or other certificates representing common equity interests traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of such merger or consolidation or such other transaction) and, as a result of the completion of such merger or consolidation or such other transaction, the Notes become convertible into shares of Common Stock, depositary receipts or other certificates representing common equity interests pursuant to Section 1210.

Repurchases of Notes under this Section 1108 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are held in global form, a notice that complies with the Applicable Procedures, on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 1108 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the Principal Amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 1108 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 1108.

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 10th day following the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) on the occurrence of such Fundamental Change and of the resulting repurchase right, if any, at the option of the Holders arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify (if applicable):

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right arising as a result of a Fundamental Change, if applicable;

(iv) the Fundamental Change Repurchase Price, if applicable;

(v) the Fundamental Change Repurchase Date, if applicable;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 1108.

(c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:

(i) the Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, and

(iii) the Principal Amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in Principal Amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with the Applicable Procedures.

(d) In connection with any repurchase of the Notes pursuant to this Section 1108, the Company shall

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act to the extent applicable; and

(ii) otherwise comply with all applicable federal and state securities laws.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1108, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 1108.

(e) On or prior to 12:00 p.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 1005) an amount of money sufficient to repurchase all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company) from the Company or the Holders, as applicable, payment for Notes surrendered for repurchase (and not withdrawn) prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 1108), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 1108. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(f) Subject to a Holder’s right to receive Interest on the related Interest Payment Date where the Fundamental Repurchase Date falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying

Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes shall cease to be outstanding, (ii) Interest shall cease to accrue on such Notes, and (iv) all other rights of the Holders of such Notes shall terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.

ARTICLE 12

CONVERSION OF NOTES

SECTION 1201 Conversion Privilege and Conversion Rate.

(a) Subject to the conditions described in clauses (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to tender for conversion all or any portion (if the portion to be converted is $1,000 in Principal Amount or an integral multiple thereof) of any Notes at any time prior to the close of business on the second Scheduled Trading Day immediately preceding May 15, 2016, into shares of Common Stock (or, at the election of the Company, cash or a combination of cash and shares of Common Stock as described herein) at a rate of 44.5524 shares of Common Stock (subject to adjustment by the Company as provided in Section 1201(e) and Section 1204 hereof) per $1,000 in Principal Amount of the Notes (the “Conversion Rate”) under the circumstances and during the periods set forth below. On and after May 15, 2016 regardless of the conditions described in clauses (i), (ii), (iii) and (iv) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to tender for conversion all or any portion (if the portion to be converted is $1,000 in Principal Amount or an integral multiple thereof) of any Notes at the applicable Conversion Rate at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(i) The Notes shall be convertible prior to May 15, 2016, during the five Business Day period after any five consecutive Trading Day period (as used in this Section 1201(a)(i), the “Measurement Period”) in which the Trading Price per $1,000 in Principal Amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate in effect on such Trading Day, as determined by the Company and subject to compliance with the procedures and conditions described below concerning the Company’s obligation to make such determination (the “Trading Price Condition”). If a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 in Principal Amount of the Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, then the Company shall determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per $1,000 in Principal Amount of the Notes is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price. If the Trading Price Condition has been met in accordance with the foregoing, the Company shall so notify the Holders of the Notes and the Trustee. If, at any time after the Trading Price Condition has been met in accordance with the foregoing, the Trading Price per $1,000 in Principal Amount of the Notes is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so notify the Holders of the Notes and the Trustee, and the Company shall have no further obligation to determine the Trading Price of the Notes unless requested to do so again in writing pursuant to this Section 1201(a)(i). Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), determine the Trading Price of the Notes, then the Trading Price per $1,000 in Principal Amount of the Notes shall be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date.

(ii) The Notes shall be convertible prior to May 15, 2016, during any calendar quarter after the calendar quarter ending March 31, 2008 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. For each calendar quarter, the Company, or at the written request of the Company, the Conversion Agent, will determine if the Notes are convertible as the result of the satisfaction of the condition in this Section 1201(a)(ii) in the preceding calendar quarter and the Company will promptly notify the Holders and the Trustee if this condition was satisfied.

(iii) In the event the Company calls the Notes for redemption pursuant to Section 1101, the Notes shall be convertible pursuant to subsection (f) of this Section.

(iv) The Notes shall be convertible prior to May 15, 2016, as provided in subsections (b), (c) and (d) of this Section 1201.

(b) In the event that the Company elects to:

(i) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 60 calendar days after the record date for such distribution, to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or

(ii) distribute to all or substantially all holders of Common Stock assets (including cash) or debt securities of the Company or certain rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, the Company shall notify Holders and the Trustee in writing with respect to any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the 35th Scheduled Trading Day prior to the Ex-Date for such distribution. Once the Company has given such notice, Holders may surrender the Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) above as if such Holder held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes.

(c) If the Company is a party to a combination, merger, recapitalization, reclassification, binding-share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property and that does not also constitute a Fundamental Change not described in (d) below, then the Holders shall have the right to convert Notes at any time beginning 35 Scheduled Trading Days prior to the anticipated effective date of such transaction and ending on the 35th Scheduled Trading Day following the effective date of such transaction. The Company shall notify Holders and the Trustee in writing at least 35 Scheduled Trading Days prior to the anticipated effective date of any such transaction, if practicable. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders.

(d) If the Company is a party to any transaction or event described in the definition of Fundamental Change, a Holder may surrender Notes for conversion at any time, after the Company gives the notice referred to in the last sentence of this Section 1201(d), from the effective date of such event until (i) the Fundamental Change Repurchase Date corresponding to such events or (ii) if there is no such Fundamental Change Repurchase Date, 30 Scheduled Trading Days following the effective date of such transaction or event. After the occurrence of a Fundamental Change, but on or before the 10th day following such occurrence, the Company shall notify in writing, in the manner provided for in Section 106 of the Base Indenture, each of the Holders, the Trustee and the Paying Agent of the Fundamental Change.

(e) If a Holder elects to convert Notes in connection with a Make-Whole Fundamental Change, the Conversion Rate applicable to each $1,000 in Principal Amount of Notes so converted shall be increased by an additional number of shares of

Common Stock (the “Additional Shares”) as described below; provided, however that no increase shall be made in the case of a transaction or event constituting a Fundamental Change described in clauses (1) or (2) of such definition where 90% or more of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such transaction consists of shares of Common Stock or American Depositary Receipts or other certificates representing common equity interests in respect of shares of Common Stock traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible (to the extent otherwise convertible into shares of Common Stock) into cash and, if applicable, such shares of such Capital Stock or such American Depositary Receipts or other certificates representing common equity interests. Settlement of Notes tendered for conversion to which Additional

Shares shall be added to the Conversion Rate as provided in this subsection (e) shall be settled pursuant to Section 1202(e). For purposes of this subsection (e), a conversion shall be deemed to be “in connection with” such Make-Whole Fundamental Change if such conversion occurs on or after the Make-Whole Reference Date until (i) the related Fundamental Change Repurchase Date for such Make-Whole Fundamental Change or, (ii) if there is no such Fundamental Change Repurchase Date, 30 Scheduled Trading Days following the Make-Whole Reference Date. The Company will notify Holders and the Trustee in writing of the occurrence of any Make-Whole Fundamental Change applicable to this subsection (e) on the Make-Whole Reference Date.

(i) The number of Additional Shares by which the Conversion Rate will be increased in the event of a Make-Whole Fundamental Change shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the Make-Whole Reference Date and the Stock Price; provided, that if the actual Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two Make-Whole Reference Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Make-Whole Reference Dates, as applicable, based on a 365-day year; provided, further, that if (1) the Stock Price is greater than $250 per share of Common Stock (subject to adjustment in accordance with clause (ii) below), no adjustments will be made in the Conversion Rate, and (2) the Stock Price is less than $16.94 per share (subject to adjustment in accordance with clause (ii) below), no adjustments will be made in the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 59.0318 shares per $1,000 in Principal Amount of Notes (subject to adjustment in the same manner as set forth in Section 1204). In addition, if Holders convert their Notes prior to any applicable Make-Whole Reference Date, Holders will not be entitled to an increased Conversion Rate in connection with such conversion.

(ii) The Stock Prices set forth in the first row of the tables in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted (except pursuant to this Section 1201(e)). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 1204 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

(f) In the event the Company calls the Notes for redemption pursuant to Section 1101, the Notes shall be convertible until 5:00 p.m., New York City time, on the Business Day preceding the applicable Redemption Date (after which time the Holders’ right to convert will expire unless the Company defaults in the payment of the applicable Redemption Price).

SECTION 1202 Exercise of Conversion Privilege.

(a) The Company shall repay Notes tendered for conversion by delivering, as applicable:

(i) on or before the third Business Day immediately following the Conversion Date, a number of shares of Common Stock obtained by dividing the aggregate Principal Amount of Notes to be converted by 1,000, and multiplying that quotient by the applicable Conversion Rate on the relevant Conversion Date;

(ii) on the third Business Day immediately following the last day of the related Observation Period, for each $1,000 in Principal Amount of Notes tendered for conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 VWAP Trading Days during the related Observation Period; or

(iii) on the third Business Day immediately following the last day of the related Observation Period, for each $1,000 in Principal Amount of Notes tendered for conversion, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 30 VWAP Trading Days during the related Observation Period, in each case subject, if applicable, to Section 1202(c) and Section 1203 hereof. The applicable settlement method for any particular conversion of Notes (pursuant to clause (i), (ii) or (iii) above) shall be determined pursuant to Section 1202(b).

(b) Prior to the 30th Scheduled Trading Day prior to the Maturity Date, the Company may elect to repay Notes tendered for conversion pursuant to clause (i), (ii) or (iii) of Section 1202(a) (or, if the Company has made the Net Share Settlement Election on or prior to the applicable Conversion Date, clause (iii) of Section 1202(a)) by providing notice (a “Consideration Notice”) to the converting Holders through the Trustee (by requesting in writing that the Trustee provide the Consideration Notice) of the applicable settlement method no later than the second Business Day immediately following the related Conversion Date or by making the Net Share Settlement Election. If the Consideration Notice designates settlement pursuant to clause (iii) of Section 1202(a), it will state the Specified Dollar Amount. If the Company does not provide a Consideration Notice in respect of a conversion and has not made the Net Settlement Election, conversion of the applicable Notes will be settled pursuant to clause (i) of Section 1202(a).

Prior to the 30th Scheduled Trading Day prior to the Maturity Date, if the Company has not made the Net Share Settlement Election, the Company may deliver a one-time Consideration Notice to the Holders designating the settlement method (clause (i), (ii) or (iii) of Section 1202(a) or, if the Company has made the Net Share Settlement Election, clause (iii) of Section 1202(a)) for all conversions that occur on or after the 35th Scheduled Trading Day prior to such Maturity Date. For conversions that occur on or after the 35th Scheduled Trading Day prior to the Maturity Date, if the Company has not delivered the one-time Consideration Notice referred to in this Section 12.02(b) and has not made an irrevocable Net Share Settlement Election, conversion of the Notes will be settled in accordance with clause (i) of Section 12.02(a)

At any time on or prior to the 35th Scheduled Trading Day prior to the Maturity Date, the Company may deliver a one-time irrevocable notice to the Holders electing to settle all conversions of the Notes from the date of such notice pursuant to clause (iii) of Section 1202(a) (the “Net Share Settlement Election”). If the Company has made the Net Share Settlement Election, the notice of such Net Share Settlement Election shall state the Specified Dollar Amount applicable to all conversions of such Notes, which shall be at least the Principal Amount of such Notes as of the Conversion Date, provided that the Specified Dollar Amount applicable to all conversions of such Notes converted on or after the 35th Scheduled Trading Day prior to the Maturity Date shall be at least the Principal Amount of such Notes as of the Maturity Date. Upon making the Net Share Settlement Election, the Company will issue a Press Release or post such information on its website, or otherwise publicly disclose such information, and will provide written notice to the Holders in the manner contemplated by this Supplemental Indenture, including through the facilities of the DTC.

The Company may irrevocably renounce the right to the Net Share Settlement Election at any time prior to the earlier of (i) the 35th Scheduled Trading Day preceding the Maturity Date and (ii) the Company’s exercise of such right to the Net Share Settlement Election. Upon such renunciation, the Company shall no longer have the right to the Net Share Settlement Election with respect to the Notes, and any such attempted election shall have no effect.

The Company will settle all conversions by Holders converting on the same Trading Day in the same manner. Except for all conversions that occur on or after the 35th Scheduled Trading Day prior to the Maturity Date, the Company will have no obligation to repay any Notes tendered for conversion on different Trading Days in the same manner.

(c) Notwithstanding any of the foregoing to the contrary, in lieu of repaying Notes tendered for conversion in the manner set forth in Section 1202(a) above, the Company may elect (the “Exchange Election”) to direct the Conversion Agent in writing to surrender, on or prior to the second Business Day following the Conversion Date, Notes tendered for conversion to a financial institution designated by the Company (the “Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Financial Institution must agree to timely deliver, in exchange for such Notes, the shares of Common Stock and/or cash which would otherwise be due upon conversion as set forth in Section 1202(a) (the “Conversion Consideration”). If the Company makes the Exchange Election, the Company will, by the close of business on the second Business Day following the relevant Conversion Date, notify Holders surrendering Notes for conversion that the Company has made the Exchange Election and will notify the Financial Institution of the Conversion Consideration to be delivered pursuant to Section 1202(a) and (b) and the relevant deadline for delivery of the Conversion Consideration. Any Notes exchanged by the Financial Institution will remain outstanding. If the Financial Institution agrees to accept Notes for exchange but does not timely deliver the related Conversion Consideration, or if such Financial Institution does not accept such Notes for exchange, the Company will deliver the Conversion Consideration as if the Company had not made the Exchange Election.

(d) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (i) of this Section 1202(a) and, if required, pay all taxes or duties, if any, in connection therewith and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 203 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the Principal Amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon repayment of Notes tendered for conversion to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (i) of Section 1202(a), and (D) if required, pay all taxes or duties, if any, in connection therewith. As used herein, “Conversion Date” shall mean the date that the Holder has complied with the requirements set forth in this subsection (d).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 1107.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the repayment of such Notes tendered for conversion, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) Delivery of the amounts owing in satisfaction of repayment for Notes tendered for conversion shall be made by the Company in no event later than the date specified in subsection (a) of this Section 1202, except to the extent specified in subsection (b) of this Section 1202. The Company shall make such delivery by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled as part of such repayment for Notes tendered for conversion (together with any cash in lieu of fractional shares).

(f) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Notes.

(g) If a Holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax due, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h) Except as provided in Section 1204, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 12.

(i) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(j) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid Interest except as set forth below. The Company’s repayment of Notes tendered for conversion as described above shall be deemed to satisfy its obligation to pay the principal amount of the Notes and accrued and unpaid Interest to, but not including, the Conversion Date. As a result, accrued and unpaid Interest on the Notes to, but not including, the Conversion Date. As a result, accrued and unpaid Interest on the Notes to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Notes as of 5:00 p.m., New York City time, on such Regular Record Date shall receive the Interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount in cash equal to the Interest payable, on such Interest Payment Date, on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and prior to next Scheduled Trading Day following the corresponding Interest Payment Date; (ii) if the Company has specified a Redemption Date that is after a Record Date and prior to the next Scheduled Trading Day following the corresponding Interest Payment Date; (iii) to the extent of any overdue Interest remains unpaid at the time of conversion with respect to such Note; or (iv) in respect of any conversions that occur on or after the Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued Interest on converted Notes.

SECTION 1203 Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) based on the Daily VWAP on (x) the last VWAP Trading Day of the applicable Observation Period in the case of conversions settled in accordance with clause (iii) of Section 1202(a) above and (y) the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day) if the Company elects to settle in accordance with clause (i) of Section 1202(a) above.

SECTION 1204 Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the Principal Amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x OS’

                     OS0

where,

CR 0 = the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately preceding the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR’ = the Conversion Rate in effect immediately after the close of business on the Trading Day immediately preceding the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS 0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Trading Day immediately preceding the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be; and

OS’ = the number of shares of Common Stock that would be outstanding as of the close of business on the Trading Day immediately preceding the “Ex-Date” for such dividend or distribution after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after the close of business on the Ex-Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 1204(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period expiring not more than 60 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula; provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR’ = CR0 x OS0 + X

                    OS0 + Y

where,

CR 0 = the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately preceding the Ex-Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the close of business on the Trading Day immediately preceding the Ex-Date for such distribution;

OS 0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Trading Day immediately preceding the Ex-Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the close of business on the Ex-Date for such distribution. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its Indebtedness or other assets or property of the Company excluding (i) dividends and distributions covered by subsections (a) or (b) of this Section 1204, (ii) distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, Indebtedness, or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), or (iii) dividends or distributions payable exclusively in cash, then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x SP0

                            SP0 - FMV

where,

CR 0 = the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately preceding the Ex-Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the close of business on the Trading Day immediately preceding the Ex-Date for such distribution;

SP 0 = the average of the last reported sales prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value as determined by the Board of Directors or a committee thereof of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.

Such adjustment shall become effective immediately after the close of business on the Ex-Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP 0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder has the right to receive, for each $1,000 in principal amount of Notes, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock, in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR’ = CR0 x FMV0 + MP0

                     MP0

where,

CR 0 = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;

CR’ = the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;

FMV 0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP 0 = the average of the last reported sales prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment to the Conversion Rate under this subsection (c) shall occur on the 10th Trading Day from, and including, the effective date of the Spin-Off.

For purposes of this subsection (c) and subsections (a) and (b) of this Section 1204, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section 1204 applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (a) or (b) of this Section 1204 applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section 1204 with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall under this subsection (c) be substituted as the “Ex-Date” within the meaning of subsection (a) and subsection (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed” outstanding immediately prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be” within the meaning of subsection (a) or “outstanding immediately prior to the Ex-Date for such distribution” within the meaning of subsection (b).

(d) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x        SP0

                    SP0 - C

where,

CR 0 = the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately preceding the Ex-Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the close of business on the Trading Day immediately preceding the Ex-Date for such distribution;

SP 0 = the average of the last reported sales prices of Common Stock for the 5 consecutive Trading Days immediately preceding the Ex-Date for such distribution; and

C = the amount in cash per share the Company distributes to holders of Common Stock in such distribution.

Such adjustment shall become effective immediately after the close of business on the Ex-Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP 0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 in principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this subsection (d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this subsection (d), references in this Section 1204 to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the last reported sale price of the Common Stock over the five consecutive Trading Day period next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x AC + (SP’ x OS’)

                    OS0 x SP’

where,

CR 0 = the Conversion Rate in effect on the date such tender or exchange offer expires;

CR’ = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors or a committee thereof paid or payable for shares purchased in such tender or exchange offer;

OS 0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the average of the Last Reported Sale Price of Common Stock over the five consecutive Trading Day period next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

If the application of any of the foregoing formulas (other than in respect of a share combination) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

For purposes of this Section 1204 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(f) In addition to those required by subsections (a), (b), (c), (d) and (e) of this Section 1204, and to the extent permitted by applicable law and the rules of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. If the Company makes such determination, it will be conclusive and the Company will notify the Holders of the Notes and the Trustee of the increased Conversion Rate and the period during which it will be in effect at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law. The Company may also, but is not required to, increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

If the Company has in effect a rights plan upon a conversion of the Notes into Common Stock and the rights have not separated from the Common Stock, Holders will receive, upon a conversion of the Notes in respect of which the Company is required to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s rights plan. If prior to any conversion, the rights have separated from the Common Stock, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to Section 1202(d) hereof, subject to readjustment upon the subsequent expiration, termination or redemption of such rights.

(g) Except as described in this Section 1204 or in Section 1202(e), the Company will not adjust the Conversion Rate. Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Supplemental Indenture;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Interest.

(h) All calculations and other determinations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) to any Notes that are converted upon such conversion and (ii) in any case, on each annual anniversary of the Issue Date.

(i) In any case in which this Section 1204 provides that an adjustment shall become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section 1204 (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable

Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 1203. For purposes of this subsection (i), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of Capital Stock, evidences of Indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

(ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(j) For purposes of this Section 1204, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) For the avoidance of doubt, if a Holder converts Notes prior to the effective date of a Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.

(l) With respect to a conversion of Notes pursuant to this Article 12, on the date the Shares issuable upon conversion of the Notes are delivered to the converting Holder pursuant to Section 1202(a) (the “Delivery Date”), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Delivery Date. On and after the Delivery Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock unless and until such Holder converts such Note and receives shares of Common Stock in respect of such conversion on the Delivery Date with respect to such conversion.

(m) Whenever any provision of this Article 12 requires a calculation of Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Conversion Rate relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.

(n) If the effective date of any adjustment event described in this Section 1204 occurs during an Observation Period for any Notes, the Company shall make proportional adjustments to the number of Deliverable Shares (in the same manner as the Conversion Rate) for each VWAP Trading Day during the portion of the Observation Period preceding the effective date of such adjustment event.

SECTION 1205 Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 1204 and shall prepare a certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 106 of the Base Indenture.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours or in such other manner of inspection as the Trustee deems practicable.

SECTION 1206 Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.

SECTION 1207 Taxes on Conversions.

Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required, and the Holder shall instead be required, to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 1208 Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action, if any, which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all liens created by the Company.

SECTION 1209 Cancellation of Converted Notes.

All Notes delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 309.

SECTION 1210 Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

If there shall occur (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) any consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for their shares of Common Stock (any such event described in clauses (i) through (iv) a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee (subject to the Trustee’s rights as provided herein) a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Notes as set forth in this Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, combination, sale or conveyance or Fundamental Change described in clause (2) of the definition of Fundamental Change, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 11.

In the event a supplemental indenture is executed pursuant to this Section 1210, the Company shall promptly file with the Trustee an Officers’ Certificate (and the documents and information provided for in Section 903 of the Base Indenture) briefly stating the reasons therefore, the kind or amount of cash, securities, property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders, and the Trustee shall be protected in relying on such Officers’ Certificate; it being understood that the Trustee shall have no responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to this Section 1210.

If any securities to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section 1210 shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), to secure such registration or approval in connection with the conversion of Notes.

Notwithstanding the provisions of Section 1202 and Section 1203, and subject to the provisions of Section 1201, at the effective time of such Merger Event, the right to convert each $1,000 in principal amount of Notes shall be changed to a right to convert such Notes by reference to the kind and amount of cash, securities, or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Holder shall be entitled thereafter to convert its Notes into the same type (and in the same proportion) of Reference Property, subject to the Company’s right to elect to settle conversions, in whole or in part, in shares of Common Stock, cash or a combination of cash and shares of Common Stock, provided that if the Company makes an irrevocable Net Share Settlement Election, upon conversion, or if the Company elects to settle all or a portion of Notes tendered for conversion in cash, Holders will receive Reference Property as follows: (x) cash up to the aggregate principal portion or sum of the daily cash amounts upon any conversion (or, in the case of settlement solely in cash, cash for the sum of the Daily Conversion Values in respect of such conversion), and (y) in lieu of the shares of Common Stock otherwise deliverable, Reference Property. The amount of consideration, and, consequently, Reference Property, Holders receive upon conversion will be based on the Daily Conversion Values of Reference Property and the applicable Conversion Rate, as described in Section 1202. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of any Merger Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, such consideration will be deemed to be, (i) if holders of a majority of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by holders of a plurality of Common Stock that affirmatively make such an election, or (ii) otherwise, the weighted average of the types and amount of consideration actually received by all holders of Common Stock. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder to convert its Notes in accordance with the provisions of this Article 12 prior to the effective date.

(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the Securities Register provided for in this Supplemental Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The above provisions of this Section 1210 shall similarly apply to successive Merger Events.

SECTION 1211 Company Responsible for Making Calculations.

Except as otherwise provided herein, the Company will be responsible for making all calculations required under the Notes and this Supplemental Indenture. The Company will make these calculations in good faith and absent manifest error, these calculations will be final and binding on the Holders. The Company will provide a Schedule of such calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder.

SECTION 1212 Responsibility of Trustee for Conversion Provisions.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 12.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

CHIQUITA BRANDS INTERNATIONAL, INC.
By:	/s/ Jeffrey M. Zalla
Name:	Jeffrey M. Zalla
Title:	Senior Vice President and Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Margaret M. Muir
Name:	Margaret M. Muir
Title:	First Vice President

SCHEDULE A

The following table sets forth the hypothetical “Stock Price,” “Make-Whole Reference Date” and the adjustments to the Conversion Rate, expressed as a number of Additional Shares by which the Conversion Rate shall be increased in the event of a Fundamental Change (other than events described in clauses (3) and (5) of the definition of a Fundamental Change), in accordance with the Supplemental Indenture:

	Stock Price
Make-Whole Reference Date	$16.94	$17.00	$18.00	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$75.00	$90.00	$115.00	$140.00	$175.00	$250.00
February 12, 2008	14.4794	14.4629	13.2947	11.3930	8.2597	6.3938	4.3202	3.2047	2.5011	1.8055	1.4178	0.9742	0.6986	0.4554	0.1912
February 15, 2009	13.8215	13.7444	12.5577	10.6418	7.5444	5.7503	3.8212	2.8204	2.2088	1.6327	1.2640	0.8746	0.6308	0.4138	0.1742
February 15, 2010	13.0092	12.9300	11.7162	9.7755	6.7112	5.0011	3.2446	2.3753	1.8573	1.3755	1.0682	0.7428	0.5379	0.3540	0.1485
February 15, 2011	12.3048	12.2212	10.9440	8.9236	5.8245	4.1810	2.6070	1.8852	1.4719	1.0940	0.8537	0.5981	0.4358	0.2887	0.1216
February 15, 2012	11.7276	11.6363	10.2440	8.0631	4.8263	3.2298	1.8707	1.3289	1.0385	0.7776	0.6111	0.4324	0.3180	0.2133	0.0916
February 15, 2013	11.4431	11.3389	9.7482	7.2558	3.6457	2.0471	0.9925	0.6951	0.5508	0.4185	0.3317	0.2374	0.1769	0.1211	0.0546
February 15, 2014	11.7797	11.6618	9.8529	6.9613	2.3630	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 15, 2015	12.3314	12.1972	10.1580	6.9867	2.2615	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 15, 2016	13.0482	12.8735	10.2278	6.2649	1.5524	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
August 15, 2016	14.4794	14.2712	11.0032	5.4476	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000